UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COUPANG, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO NOTICE OF
2026 ANNUAL MEETING OF STOCKHOLDERS
June 11, 2026

To Coupang Stockholders:

Enclosed please find supplementary proxy material (the “Supplement”) for the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Coupang, Inc., a Delaware corporation (“Coupang,” “we,” or “our”), to be held virtually on Thursday, June 11, 2026, at 5:00 p.m., Pacific time, at www.virtualshareholdermeeting.com/CPNG2026.

On April 27, 2026, we filed and began mailing to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials via the internet, how to request paper copies of these materials, and how to vote via the internet, by telephone, or by mail. The Supplement is being made available on or about May 18, 2026. Except as specifically amended or supplemented by the information contained in the Supplement, all information set forth in the proxy statement for the Annual Meeting (the “Proxy Statement”) remains unchanged and should be considered in voting your shares.

The primary purpose of the Supplement is to revise the list of eight nominees for election to our Board of Directors (the “Board”) as set forth in the section of the Proxy Statement titled “Proposal 1: Election of Directors” by removing Kevin Warsh as a nominee for the Board, resulting in seven nominees for election to our Board. Effective May 13, 2026, Mr. Warsh resigned as a member of the Board, including from all committees of the Board on which he served, following his confirmation by the United States Senate to serve as Chair of the Board of Governors of the United States Federal Reserve System. As a result, Mr. Warsh will not be standing for re-election to the Board at the Annual Meeting.

If you have already voted via the internet, by telephone, or by mail, you do not need to take any action unless you wish to change your vote. The Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement, except that Mr. Warsh is no longer standing for re-election to the Board. No votes received prior to or after the date of the Supplement will be counted for or against the election of Mr. Warsh to the Board. Following Mr. Warsh’s resignation, the Board reduced its size by one director to eliminate the vacancy created by Mr. Warsh’s resignation.

The Supplement, the Proxy Statement, and our Annual Report on Form 10-K for 2025 (the “Annual Report”) are available on a website at www.proxyvote.com in accordance with the rules and regulations adopted by the U.S. Securities and Exchange Commission.

Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement, the Annual Report, and the Supplement and vote your shares as soon as possible via the internet, by telephone, or by mail.

By Order of the Board of Directors,

Harold L. Rogers
General Counsel and
Chief Administrative Officer

720 Olive Way, Suite 600
Seattle, Washington 98101

SUPPLEMENT TO PROXY STATEMENT
FOR 2026 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement supplement, dated May 18, 2026 (this “Supplement”), supplements the proxy statement dated April 27, 2026 (the “Proxy Statement”) previously made available to our stockholders in connection with the solicitation by the Board of Directors (the “Board”) of Coupang, Inc., a Delaware corporation (“Coupang,” “we,” “our,” or “us”), of proxies to be voted at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on Thursday, June 11, 2026, at 5:00 p.m., Pacific time, at www.virtualshareholdermeeting.com/CPNG2026.

The purpose of this Supplement is to (1) revise the list of nominees for election to our Board as set forth in the section of the Proxy Statement titled “Proposal 1: Election of Directors” by removing Kevin Warsh as a nominee for the Board and (2) provide updated information relating to recent changes in our Board structure following Mr. Warsh’s resignation. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current.

PROPOSAL 1: ELECTION OF DIRECTORS

Effective May 13, 2026, Kevin Warsh resigned as a member of the Board, including from all committees of the Board on which he served, following his confirmation by the United States Senate to serve as Chair of the Board of Governors of the United States Federal Reserve System (“Federal Reserve Chair”). Under applicable U.S. federal ethics and conflict of interest requirements, Mr. Warsh cannot hold both positions as Federal Reserve Chair and as a Coupang director. Mr. Warsh’s resignation was not due to any disagreement with Coupang on any matter relating to Coupang’s operations, policies or practices. As a result, Mr. Warsh will not be standing for re-election to the Board at the Annual Meeting. As discussed below, the revised list of nominees approved by the Board includes each of our current directors other than Mr. Warsh. In addition, effective May 14, 2026, the Board reduced the size of the Board to seven members to eliminate the vacancy created by Mr. Warsh’s resignation.

Proposal 1 for the Annual Meeting consists of the election of directors to hold office until our annual meeting of stockholders to be held in 2027 or until their successors are duly elected and qualified. The candidates nominated by the Board consist of all of the nominees identified in the Proxy Statement, with the exception of Mr. Warsh, who resigned from the Board effective May 13, 2026. Because Mr. Warsh is no longer a nominee for the Board, shares represented by proxies received by Coupang will be voted for the remaining seven nominees as instructed and will not be voted for Mr. Warsh. The following are the names of the nominees for the Board:

•	Bom Kim
•	Jason Child
•	Pedro Franceshci
•	Neil Mehta
•	Asha Sharma
•	Benjamin Sun
•	Ambereen Toubassy

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Board committee membership and biographical information with respect to the nominees, along with the specific experience, qualifications, attributes or skills of each nominee that led us to conclude that such person should serve as a member of the Board, is set forth in the section of the Proxy Statement titled “Proposal 1: Election of Directors-Nominees for Election to the Board of Directors” beginning on page 8 of the Proxy Statement.  However, as discussed below under “Nominating and Corporate Governance Committee,” Ambereen Toubassy is now a member and chair of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”). In addition, information with respect to the beneficial ownership of our capital stock for each nominee is set forth in the section of the Proxy Statement titled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 28 of the Proxy Statement.

Compensation Committee

Following Mr. Warsh’s resignation from the Compensation Committee of the Board (the “Compensation Committee”), the current Compensation Committee members are Benjamin Sun (chair), Pedro Franceschi, and Asha Sharma.

As a result of Mr. Warsh’s resignation, the Compensation Committee determined that it no longer needed the Section 16 Equity Committee and dissolved the Section 16 Equity Committee and allocated its key responsibilities back to the Compensation Committee.

Nominating and Corporate Governance Committee

Following Mr. Warsh’s resignation from the Nominating and Corporate Governance Committee, the current Nominating and Corporate Governance Committee members are Ambereen Toubassy (chair) and Jason Child.

All members of the Nominating and Corporate Governance Committee, including new member Ms. Toubassy, are ‘‘independent’’ in accordance with New York Stock Exchange listing standards.

VOTING MATTERS

If you have already voted via the internet, by telephone, or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via the internet, by telephone, or by mail) will remain valid and will be voted at the Annual Meeting unless revoked. Shares represented by proxies returned before the Annual Meeting will be voted for the directors nominated by the Board as instructed, except that votes will not be cast for Mr. Warsh because he is no longer nominated for election to the Board.

Important information regarding how to vote your shares is available in the section titled “Voting Your Shares” on page 4 of the Proxy Statement. Important information about how to revoke proxies already cast is available in the section titled “Revoking Your Proxy or Changing Your Vote” on page 6 of the Proxy Statement.

Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement, this Supplement, and our Annual Report on Form 10-K for 2025 and vote your shares as soon as possible via the internet, by telephone, or by mail.

THE BOARD OF DIRECTORS

Seattle, Washington
May 18, 2026

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